UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2005, Kana Software, Inc. (“KANA”) received an additional NASDAQ Staff Determination letter indicating that KANA has failed to comply with the NASDAQ filing requirements under NASDAQ’s Marketplace Rule 4310(c)(14) with respect to KANA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, which KANA did not file on or before the date prescribed by the Securities and Exchange Commission. The NASDAQ Listing Qualifications Panel (the “Panel”) considered KANA’s failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 when rendering the determination regarding KANA’s continued listing on The NASDAQ National Market.

As previously reported in KANA’s Current Report on Form 8-K filed on July 25, 2005, the Panel granted KANA’s request for the continued listing of KANA’s common stock on The NASDAQ National Market provided that KANA files its Annual Report on Form 10-K for the year ended December 31, 2004 on or before August 26, 2005 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 on or before September 21, 2005.

As soon as KANA files its Annual Report on Form 10-K with the Securities and Exchange Commission, KANA will continue its preparation of its Quarterly Reports on Form 10-Q.

On August 22, 2005, KANA issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.01, reporting that it had received an additional NASDAQ Staff Determination letter as described in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.01	Press release dated August 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John Thompson
John Thompson
Chief Financial Officer

Date: August 22, 2005

EXHIBIT INDEX

Number	Description
99.01	Press release dated August 22, 2005.